Exhibit 99.2

AGA Precision Systems LLC Achieves Globally Recognized AS9100 Certification for Aerospace, Defense, and Space Manufacturing, Exploring Future Humanoid Robotics Integration

●	Certification will Strengthen AGA’s Current Position in Aerospace, Defense and Space Manufacturing Sector

NEWPORT BEACH, Calif. – December 22, 2025 — PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC,” the “Company,” “we,” or “our”) today announced that its wholly owned subsidiary, AGA Precision Systems LLC (“AGA”), successfully achieved AS9100 certification, the globally recognized quality management standard specific to the aerospace, defense and space industries.

AS9100 is the globally recognized quality management standard for organizations that design, develop, or provide aerospace, defense, space and aviation products and services. With requirements set by the International Aerospace Quality Group (IAQG), achievement of the certification attests that a company has implemented a structured, process-based quality management system that enhances operational excellence and product reliability.

With AS9100 certification, the Company believes AGA is now positioned to deepen relationships with its current aerospace, defense and space customers by supporting more complex, regulated programs that may drive increased demand and recurring work.

The Company  is researching and evaluating the integration of humanoid robotics and advanced robotic automation systems into its manufacturing facilities as part of its long-term strategy to drive operational excellence and next-generation manufacturing capabilities. These initiatives are currently under evaluation, and there can be no assurance that any such integration will occur or result in the anticipated benefits.

About AGA Precision Systems LLC

AGA Precision Systems LLC is a specialized CNC machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals including titanium and Inconel. The company serves customers across the aerospace, defense, space and industrial sectors, delivering precision components to demanding technical specifications.

Founded over a decade ago, AGA has built a strong reputation for quality and reliability, having grown its business exclusively through referrals and repeat orders without a formal sales or marketing function. Its long-standing customer relationships and niche capabilities have supported consistent operating profitability from its base in California.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified public holding company focused on acquiring and growing businesses that provide essential products and services to critical end markets. Through strategic acquisitions, PMGC is building a portfolio of operating companies currently anchored in US manufacturing, advanced technologies, for sustainable long-term growth.

For more information, please visit www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Email: IR@pmgcholdings.com